Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Smart Online, Inc. on Form S-8 (Nos. 333-124569) and related prospectuses of our audit report dated March 20, 2008, with respect to the consolidated financial statements of Smart Online, Inc., which report appears in the Annual Report on Form 10-K of Smart Online, Inc. for the years ended December 31, 2007 and 2006.

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York

March 25, 2008